DIRECTOR AGREEMENT

This Director’s Agreement (the “Agreement”) effective as of [__________________] (the “Effective Date”) is by and between Omnitek Engineering, Inc., a California Corporation (the “Company”), and [_________________________] (the “Director”) with reference to the following facts:

RECITALS

A.           Whereas, the Company desires to retain the services of the Director in the capacity as an independent member of the Company’s Board of Directors, within the meaning of the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and any exchange on which the Company’s shares are traded.

B.           Whereas, the Company believes that the Director possesses the necessary qualifications and abilities to serve as an independent member of its Board of Directors and the Director is willing to accept such appointment and to serve the Company in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and obligations contained herein and intending to be bound hereby, the parties hereto agree as follows:

ARTICLE 1.

DIRECTORSHIP

1.1           Appointment.  The Company appoints Director as a member of the Company’s Board of Directors (the “Board”) and Director accepts such appointment upon the terms and conditions as set forth herein.

1.2           Duties.  The Director shall serve as a director on the Board and, in such capacity, shall provide those services required of a director as are customarily associated with and are incident to the position of director, performed in accordance the Company’s Articles of Incorporation and Bylaws, as may be amended from time to time, and under the corporate law of the jurisdiction of incorporation of the Company, the federal securities laws and other state and federal laws and regulations, as applicable.  Without limiting the generality of the foregoing, the Director shall attend meetings of the Board on an as needed basis.  The Director shall faithfully, competently and diligently perform to the best of his ability all of the duties required of him as a director of the Company.

1.3           Term and Termination.  The term of this Agreement shall commence as of the Effective Date or the date of the Director’s appointment by the Board, whichever is later, and shall continue until terminated by:

1.3.1           the Director’s successor being appointed or elected and qualified;

1.3.2           the Director’s failure to win election or re-election to the Board;

1.3.3           the death of the Director;

1.3.4 the termination of the Director from his membership on the Board by the mutual agreement of the Company and the Director;

1.3.5            the removal of the Director from the Board by the majority stockholders of the Company;

1.3.6            the resignation by the Director from the Board upon written notice to the Company;

1.3.7           other removal in the manner set forth in the Company’s Articles of Incorporation or Bylaws, as applicable; and.

1.3.8           Upon the Disability of Director for a continuous period of 180 days, the Company may terminate the Director.    “Disability” as used herein, shall mean the physical or mental incapacity of a Director which the Company determines prevents him from performing any substantial part of his then applicable duties for the Company with or without reasonable accommodation (other than accommodation which would impose undue hardship on the Company).

1.4           Background Check.  By executing this Agreement, the Director hereby consents to and agrees to execute any documents or to take any other actions reasonably necessary or desirable to facilitate the Company’s performance of a full background check.

1.5           Status.  Director hereby acknowledges and agrees that he shall not be considered an employee of the Company for any purpose.  The Director acknowledges that he will not be eligible to participate in any retirement, welfare, or other benefit plan maintained by the Company for its employees.  The Director agrees that he will not make any claim for such benefits.

1.6           Other Restrictions.  Nothing in this Agreement shall be construed to limit the Director’s freedom to engage in other businesses.

1.7           Maintenance of Directorship.  Neither Company nor any other person, shall be required to cause the continuation, election, or re-appointment of the Director as a member of the Board.

ARTICLE 2.

COMPENSATION AND EXPENSES

2.1           Stock Options.

2.1.1           The Director shall receive, upon execution of this Agreement, a non-qualified stock option grant (the “Option”) to purchase twenty-five thousand (25,000) shares of the Company’s common stock at an exercise price per share equal to eighty-five percent (85%) of the closing price of the Company’s common stock on the Effective Date of this Agreement.  Such Option shall be exercisable for a period of five years.  The Option shall vest and be exercisable immediately.

2.1.2           Unless the Director’s term is otherwise terminated as set forth in Section 1.3, the Director shall receive annually, an additional Option to purchase twenty-five thousand (25,000) shares of the Company’s common stock at an exercise price per share equal to eighty-five percent (85%) of the closing price of the Company’s common stock, on the anniversary date of the Director’s appointment to the Board and shall continue in effect until such time as the Director is no longer on the Board.

        2.2           Meeting Fees.  The Company will pay to Director a fee of $500 for each Board and Committee meeting in which Director participates, either in person or by teleconference, and $1,500 for an in-person board meeting requiring attendance for longer than four hours.

2.3           Expenses.  The Company will reimburse Director for all documented, reasonable, out-of-pocket expenses incurred in connection with the performance of Director’s duties under this Agreement.

2.4           Future Compensation and Benefits.  The Board, with the compensation committee, if any, reserves the right to determine the compensation for services provided under this Agreement. The Board may from time to time authorize additional compensation and benefits for Director, including stock options and restricted stock.

ARTICLE 3

DIRECTOR COVENANTS

3.1            Duty to Company.  The Director represents and warrants that the Director will devote his best efforts to the needs of the Company, and shall not allow his other business activities to materially interfere with his duties to the Company

3.2           No Conflict Of Interest.  The Director represents and warrants that the Director will not advise or sit on the board of any other public or private company or participate on any matter or in any meeting that creates a conflict of interest for Director.  Apart from Director’s existing obligations and employment, Director agrees that until the expiration of this Agreement, Director will not engage in any other services that would create an actual or apparent conflict of interest between those services and the Company’s interests.   The Director represents to the Company that his execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that he may have with or to any person or entity, including without limitation, any prior or current employer. The Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and the Director shall have no recourse whatsoever against any stockholder of the Company or any of their respective affiliates with regard to this Agreement.

3.3           Business Opportunities.  Director may learn of business opportunities that are or may become available to the Company.  Director represents and warrants that the Director will not, without the consent of a majority of the Company’s directors, on his own behalf or on behalf of any other party, participate in, engage in, or usurp business opportunities of which he becomes aware as a result of or in conjunction with his interactions with the Company or its officers, directors or employees.  If Director, or a party with which he is affiliated, has a plan to participate in or engage in a business opportunity that is under consideration by the Company, Director agrees to disclose to the Company promptly the existence of the conflict or potential conflict of interest.

3.4           Confidentiality. The Director acknowledges that he will obtain valuable, confidential or proprietary information concerning the Company as a result of being a Director and that the disclosure of such information could cause the Company irreparable injury.  To protect the Company from such injury, the Director agrees to execute the Confidentiality and Nondisclosure Agreement attached hereto as Exhibit A (the “Confidentiality Agreement”), which shall be expressly incorporated by reference into this Agreement; provided however that the Confidentiality Agreement shall survive termination of this Agreement.

        3.5            Non-Solicitation.  During the Directorship Term and for a period of two (2) years thereafter, the Director shall not interfere with the Company’s relationship with, or endeavor to entice away from the Company, any person who, on the date of the termination of the Directorship Term and/or at any time during the one year period prior to the termination of the Directorship Term, was an employee or customer of the Company or otherwise had a material business relationship with the Company.

3.6           Other Representations.  Director agrees to file all necessary forms with the SEC and/or as required by the market upon which the Company’s stock is then traded, as required by directors of public reporting companies, (ii) Director agrees to comply with, and be bound by, the provisions of the Company’s Code of Ethics, if any, and (iii) Director represents and warrants that he has no events requiring disclosure under SEC Regulation S-K Item 401(f).

ARTICLE 4.

INDEMNIFICATION AND INSURANCE

4.1             Indemnity of Director. The Company hereby agrees to hold harmless, defend and indemnify Director to the fullest extent permitted by applicable law, as such may be amended from time to time.  In furtherance of the foregoing indemnification, and without limiting the generality thereof:

4.1.1           The Corporation will pay on behalf of Director and his executors, administrators or assigns, any amount which her is or becomes legally obligated to pay because of any claim or claims made against Director because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which Director commits or suffers while acting in his capacity as Director of the Company and solely because of his being Director of the Company.  The payments which the Company will be obligate to make hereunder shall include, inter alia, damages, judgments, settlements and costs, costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds.

4.1.2           Notwithstanding any other provision of this Agreement, to the extent that Director is or was, by reason of his corporate status or otherwise, a party to and is or was successful, on the merits or otherwise, in any Proceeding, as defined below, he shall be indemnified to the maximum extent permitted by applicable law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.  If Director is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Director against all Expenses actually and reasonably incurred by Director or on Director’s behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter

4.1.3           No costs, charges or expense for which indemnity shall be sought hereunder shall be incurred without the Company’s consent, which consent shall not be unreasonably withheld.

4.1.4           For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a Party was, is, or will be involved as a party or otherwise.

4.2           Insurance.

4.2.1           This Agreement is effective only when the directors’ and officers’ insurance policy previously shown to the Director covering the Director is in place and an Indemnification Agreement in the form attached hereto as Exhibit B, is signed by the Company.  When and if the Company anticipates the successful qualification of its common stock for trading on a national market exchange for securities trading, the Company shall amend its existing directors’ and officers’ insurance policy to increase limits available to independent directors by approximately $5,000,000 or a lesser or greater amount which is determined and approved by the Board to be appropriate, with such insurance effective on date of such listing or as soon thereafter as possible, provided that such increase is in the best interests of the Company and its shareholders.

4.2.2           The Company has provided the Director with a summary of the limits and terms of its current directors’ and officers’ insurance and the provisions of its corporate by-laws and governing documents dealing with indemnification of directors. To the fullest extent permitted by applicable law, the Company agrees that it will not voluntarily change the terms of such directors’ and officers’ insurance or the provisions of its corporate by-laws and governing documents dealing with indemnification of directors to the detriment of the Director at anytime while he is entitled to benefit of such.

ARTICLE 5.

MISCELLANEOUS

5.1           Binding Agreement. This Agreement shall be binding on and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors, executors and administrators.

5.2           Disclosure of Payments.  Except as expressly required by any law, neither party shall publicly disclose any payments under this Agreement unless prior approval of the other party is obtained.

5.3           Amendments; Entire Agreement. This Agreement may not be modified, amended, altered or supplemented, except upon written agreement executed by the Company and the Director. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions.

5.4           Further Assurances.  Each of the Parties to this Agreement agrees to perform such further acts and to execute and deliver any and all further documents that may reasonably be necessary or desirable to effectuate the purpose of this Agreement.

5.5           Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.  Without limiting the generality of the foregoing, this Agreement is intended to confer upon Director indemnification rights to the fullest extent permitted by applicable laws.  In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

5.6           Notices.  All notices, requests, demands and other communications under this Agreement, shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or within five (5) business days if mailed to the party to whom notice is to be given, by first-class mail, registered, or certified, postage prepaid and properly addressed as follows:

If to Omnitek, addressed to:
Omnitek Engineering Corp.
Attn: Werner Funk, President
1945 S. Rancho Santa Fe Road
San Marcos, CA 92078

If to Director, addressed to:
[_______________________]
________________________
________________________

5.7           Governing Law; Venue.  This Agreement is being executed and delivered, and is intended to be performed, in the State of California, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to conflict of law principles.  This Agreement shall be deemed made and entered into in San Diego County, State of California and venue for any Proceeding as defined below, in connection with this Agreement shall be in San Diego County, California.

5.8           Waiver of Jury Trial.  The Parties hereto hereby voluntarily and irrevocably waive trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions contemplated hereby or thereby. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a Party was, is, or will be involved as a party or otherwise.

5.9           Attorneys' Fees.  If any action at law or in equity is brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, at trial and on appeal, reasonable attorneys' fees, costs and disbursements in addition to any other relief that may be granted.

5.10         Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Facsimile signatures shall be sufficient for execution of this Agreement.

5.11          Independent Advice of Counsel.  The Parties hereto, and each of them, represent and declare that in executing this Agreement they relied solely upon their own judgment, belief, knowledge and the advice and recommendations of their own independently selected counsel, concerning the nature, extent, and duration of their rights and claims, and that they have not been influenced to any extent whatsoever in executing the Agreement by any representations or statements covering any matters made by any other party or that party’s representatives hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

OMNITEK ENGINEERING CORP,

_______________________________________________
By: Werner Funk
Its: President and CEO

DIRECTOR

_______________________________________________
[Name and Signature of Director]